UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): September 20, 2000


                         Shire Pharmaceuticals Group plc
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             (Exact name of registrant as specified in its charter)


                                England and Wales
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                 (State or other jurisdiction of incorporation)


         0-29630                                           N/A
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(Commission File Number)                   (IRS Employer Identification No.)

East Anton, Andover, Hampshire SP10 5RG England
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(Address of principal executive offices)                       (Zip code)

Registrant's telephone number, including area code            44-1264-333455
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events

     On August 31, 2000, Shire Pharmaceuticals Group plc ("Shire") entered into an agreement (the "Termination Agreement") with the former shareholders of Shire Richwood Inc. ("SRI"), pursuant to which 1,622,566 ordinary shares placed into escrow at the time of the purchase of SRI by Shire were released and the escrow agreement and the escrow fund were terminated. Under the terms of the Termination Agreement, 406,064 of the shares held in the escrow fund were sold by Societe General as agent of the escrow agent and the net proceeds were distributed to Shire. Shire received approximately $7 million from the sale of these shares. The remaining 1,216,502 shares were distributed to the former SRI shareholders.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2000               SHIRE PHARMACEUTICALS GROUP PLC



                                         By: /s/ Angus Russell
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